EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  December 10, 2018

Aspen Group Reports 67% Revenue Growth to $8.1 Million in Second Quarter of Fiscal 2019, and 12% Growth Sequentially

Cash Used in Operations Declines by $1.3 Million Sequentially, a 38% Improvement

NEW YORK, NY – December 10, 2018 - Aspen Group, Inc. (Nasdaq: ASPU) “AGI”, an education technology holding company, today announced financial results for its 2019 fiscal second quarter ended October 31, 2018, highlighted by revenue of $8,095,344, an increase of 67% compared to the second quarter of fiscal year 2018. This revenue increase represented a 12% sequential improvement.

Michael Mathews, Chairman & CEO of Aspen Group, commented, “The Company is well under way in its effort to drive growth in its two new business units, United States University and our pre-licensure BSN program. As a result of the favorable unit economics of these new businesses, the Company expects to continue to drive leverage over the upcoming quarters.”

Fiscal Q2 2019 Highlights:

•

Revenue totaled $8,095,344, an increase of 67% as compared to the prior fiscal year second quarter;

•

Gross Profit totaled $4,083,951 or a 50% margin, a 43% increase as compared to the prior fiscal year second quarter;

•

Net Loss applicable to shareholders of ($2,475,079), as compared to Net Loss of ($481,551) in the prior fiscal year second quarter; Diluted net loss per share was $(0.13), as compared to a loss of $(0.04) in the prior fiscal year second quarter;

•

EBITDA, a non-GAAP financial measure, totaled a loss of $(1,899,814);

•

Adjusted EBITDA, a non-GAAP financial measure, totaled a loss of $(1,304,543);

•

Cash used in operations totaled $2.1 million, as compared to $3.4 million last quarter, a sequential improvement of $1.3 million or 38%;

•

AGI’s 1,565 enrollments up 50% as compared to 1,044 in the prior fiscal year second quarter;

•

Total contractual value of AGI monthly payment plan students increased to over $45 million;

In reviewing these comparisons, investors should note AGI acquired United States University (“USU”) and all its operating expenses on December 1, 2017. For the second quarter, revenues were $8,095,344, an increase of 67% as compared to the prior fiscal year second quarter. USU revenues contributed approximately 19% of the quarterly revenues for the Company.

Fiscal 2019 Second Quarter Financial and Other Results:

AGI set a quarterly enrollment record in the second quarter with 1,565 new student enrollments, as compared to 1,044 new student enrollments in the prior year, an increase of 50% year-over-year.  Aspen University accounted for 1,294 new student enrollments (includes 133 Doctoral enrollments and 57 Pre-licensure BSN AZ campus enrollments), while USU accounted for 271 new student enrollments (primarily Family Nurse Practitioner (“FNP”) enrollments).

In total, 5,588 active students or 70% of AGI’s total active student body of 7,950 are paying through a monthly payment method. Aspen University students paying tuition and fees through a monthly payment method grew by 35% year-over-year, from 3,752 to 5,074. Those 5,074 students paying through a monthly payment method represent 71% of Aspen University’s total active student body. USU students paying tuition and fees through a monthly payment method grew from 399 to 514 students sequentially. Those 514 students paying through a monthly payment method represent 61% of USU’s total active student body. The total contractual value of AGI’s monthly payment plan students, assuming each student completes the degree program in which he or she has enrolled, now exceeds $45 million which currently delivers monthly recurring tuition cash payments exceeding $1,300,000. Note that as of November 15, 2018, 441 Aspen University graduates remain on the monthly payment plan delivering cash receipts of approximately $130,000.

Gross profit increased to $4,083,951 or 50% gross margin. Aspen University gross profit represented 55% of Aspen University revenues for the second quarter, while USU gross profit equaled 44% of USU revenues during the second quarter. Both of these units saw 4 percentage point gross margin improvements sequentially. Aspen University instructional costs and services represented 17% of Aspen University revenues for the 2019 second quarter, while USU instructional costs and services equaled 29% of USU revenues during the 2019 second quarter. Aspen University marketing and promotional costs represented 25% of Aspen University revenues for the 2019 second quarter, while USU marketing and promotional costs equaled 27% of USU revenues during the 2019 second quarter.

Net loss applicable to shareholders was ($2,475,079) or diluted net loss per share of ($0.13). Aspen University generated $0.4 million of net income for the second quarter, while USU experienced a net loss of ($1.1) million during the second quarter. Aspen Group corporate incurred $1.8 million of expenses for the second quarter.

EBITDA, a non-GAAP financial measure, was a loss of ($1,899,814) or (23%) as a percentage of revenue. Adjusted EBITDA, a non-GAAP financial measure, was a loss of ($1,304,543) or (16%) as a percentage of revenue. Aspen University generated $0.9 million of Adjusted EBITDA for the second quarter, while USU experienced an Adjusted EBITDA loss of ($0.8) million during the second quarter. Aspen Group corporate contributed $1.4 million toward the ($1,304,543) Adjusted EBITDA loss for the second quarter.

The company used cash of $2.1 million for operations in the second quarter, as compared to using $3.4 million last quarter, a sequential improvement of $1.3 million or 38% sequentially.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2019 second quarter (ending October 31, 2018) financial results and business outlook on Monday, December 10, 2018, at 4:30 p.m. (ET). The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 4548797. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a 7 day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 or (404) 537-3406 (international), passcode 4548797.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Aspen Group nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to the following non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.  Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

Aspen Group defines Adjusted EBITDA as earnings (or loss) from continuing operations before the items in the table below. Aspen Group excludes these expenses because they are non-cash or non-recurring in nature.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Aspen Group and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The following table presents a reconciliation of Adjusted EBITDA to net loss allocable to common shareholders, a GAAP financial measure:

	For the Three Months Ended
	October 31,
	2018	2017

Net loss	$(2,475,079)	$(481,551)
Interest expense	41,922	156,785
Taxes	9,276	—
Depreciation & amortization	524,067	145,355
EBITDA (loss)	(1,899,814)	(179,411)
Bad debt expense	171,084	22,500
Acquisition expense	—	99,065
Non-recurring charges	118,872	137,717
Stock-based compensation	305,315	144,624
Adjusted EBITDA (Loss)	$(1,304,543)	$224,495

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including future growth of our new business units and collection of our accounts receivable. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand of nursing students for the new programs, potential student attrition and national and local economic factors. Other risks are included in our filings with the SEC including our Form S-3, our Prospectus Supplement filed April 19, 2018 and our Form 10-K for the year ended April 30, 2018. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31,	April 30,
	2018	2018
	(Unaudited)
Assets
Current assets
Cash	$7,723,808	$14,612,559
Restricted cash	190,506	190,506
Accounts receivable, net of allowance of $736,103 and $468,174, respectively	10,040,398	6,802,723
Prepaid expenses	430,072	199,406
Other receivables	5,373	184,569
Total current assets	18,390,157	21,989,763

Property and equipment:
Call center equipment	166,051	140,509
Computer and office equipment	294,419	230,810
Furniture and fixtures	1,271,536	932,454
Software	3,485,118	2,878,753
	5,217,124	4,182,526
Less accumulated depreciation and amortization	(1,450,025)	(1,320,360)
Total property and equipment, net	3,767,099	2,862,166
Goodwill	5,011,432	5,011,432
Intangible assets, net	9,091,667	9,641,667
Courseware, net	192,652	138,159
Accounts receivable, secured - net of allowance of $625,963 and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	1,812,629	1,315,050
Other assets	605,812	584,966

Total assets	$38,916,777	$41,588,532

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	October 31,	April 30,
	2018	2018
	(Unaudited)
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,625,989	$2,227,214
Accrued expenses	731,591	658,854
Deferred revenue	3,445,306	1,814,136
Refunds due students	1,181,939	815,841
Deferred rent, current portion	12,247	8,160
Convertible notes payable, current portion	1,050,000	1,050,000
Other current liabilities	375,749	203,371
Total current liabilities	8,422,821	6,777,576

Convertible note	1,000,000	1,000,000
Deferred rent	527,158	77,365
Total liabilities	9,949,979	7,854,941

Commitments and contingencies - See Note 8

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
0 issued and outstanding at October 31, 2018 and April 30, 2018	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized,
18,391,092 issued and 18,374,425 outstanding at October 31, 2018
18,333,521 issued and 18,316,854 outstanding at April 30,2018	18,391	18,334
Additional paid-in capital	67,102,509	66,557,005
Treasury stock (16,667 shares)	(70,000)	(70,000)
Accumulated deficit	(38,084,102)	(32,771,748)
Total stockholders’ equity	28,966,798	33,733,591

Total liabilities and stockholders’ equity	$38,916,777	$41,588,532

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2018	2017	2018	2017

Revenues	$8,095,344	$4,851,639	$15,316,649	$9,094,525

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	3,835,515	1,864,659	7,587,907	3,617,150
General and administrative	6,210,411	3,166,391	12,034,543	6,297,725
Depreciation and amortization	524,067	145,355	1,022,172	284,074
Total operating expenses	10,569,993	5,176,405	20,644,622	10,198,949

Operating loss from operations	(2,474,649)	(324,766)	(5,327,973)	(1,104,424)

Other income (expense):
Other income	41,492	23,111	97,894	41,888
Interest expense	(41,922)	(179,896)	(82,275)	(186,093)
Total other expense, net	(430)	(156,785)	15,619	(144,205)

Loss from operations before income taxes	(2,475,079)	(481,551)	(5,312,354)	(1,248,629)

Income tax expense (benefit)	—	—	—	—

Net loss	$(2,475,079)	$(481,551)	$(5,312,354)	$(1,248,629)

Net loss per share allocable to common stockholders: basic and diluted	$(0.13)	$(0.04)	$(0.29)	$(0.09)

Weighted average number of common shares outstanding: basic and diluted	18,335,413	13,587,535	18,326,621	13,548,672

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED OCTOBER 31, 2018

(Unaudited)

			Additional			Total
	Common Stock		Paid-In	Treasury	Accumulated	Stockholders'
	Shares	Amount	Capital	Stock	Deficit	Equity
Balance at April 30, 2018	18,333,521	$18,334	$66,557,005	$(70,000)	$(32,771,748)	$33,733,591

Stock-based compensation	—	—	515,291	—	—	515,291
Common stock issued for cashless stock options exercised	30,764	31	(31)	—	—	—
Common stock issued for stock options exercised for cash	26,807	26	60,076	—	—	60,102
Purchase of treasury stock	—	—	—	(7,370,000)	—	(7,370,000)
Re-sale of treasury stock	—	—	—	7,370,000	—	7,370,000
Fees associated with equity raise	—	—	(29,832)	—	—	(29,832)
Net loss, for the six months ended October 31, 2018	—	—	—	—	(5,312,354)	(5,312,354)
Balance at October 31, 2018	18,391,092	$18,391	$67,102,509	$(70,000)	$(38,084,101)	$28,966,798

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the
	Six months ended
	October 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(5,312,354)	$(1,248,629)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense (recovery)	292,889	85,500
Depreciation and amortization	1,022,172	284,074
Stock-based compensation	515,291	303,924
Amortization of prepaid shares for services	8,285	—
Changes in operating assets and liabilities:
Accounts receivable	(4,028,143)	(2,137,055)
Accounts receivable, secured - related party	—	(388,585)
Prepaid expenses	(238,951)	(39,392)
Accrued interest receivable	—	(36,800)
Other receivables	179,196	(33,192)
Other assets	(20,846)	—
Accounts payable	(601,225)	177,666
Accrued expenses	72,737	(16,496)
Deferred rent	453,880	(7,609)
Refunds due students	366,098	424,362
Expiration of original issue discount	—	—
Deferred revenue	1,631,170	959,174
Other liabilities	172,378	—
Net cash provided by operating activities	(5,487,423)	(1,673,058)

Cash flows from investing activities:
Purchases of courseware	(85,821)	(25,100)
Purchases of property and equipment	(1,345,777)	(540,873)
Net cash used in investing activities	(1,431,598)	(565,973)

Cash flows from financing activities:
Disbursements for equity offering costs	(29,832)	(4,707)
Proceeds of stock options exercised	—	53,045
Proceeds of warrant exercise	60,102	33,598
Purchase of treasury stock	(7,370,000)	—
Re-sale of treasury stock	7,370,000	—
Senior secured loan	—	4,780,572
Net cash used in financing activities	30,270	4,862,508

Net decrease in cash and cash equivalents	(6,888,751)	2,623,477

Cash, restricted cash, and cash equivalents at beginning of period	14,803,065	2,756,217

Cash and cash equivalents at end of period	$7,914,314	$5,379,694

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	For the
	Six months ended
	October 31,
	2018	2017

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$135,323
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Warrants issued as part of senior secured loan	$—	$478,428

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheet that sum to the total of the same such amounts shown in the consolidated statement of cash flows:

	For the
	Six months ended
	October 31,
	2018	2017
Cash	$7,723,808	$6,213,569
Restricted cash	190,506	—
Total cash and restricted cash	$7,914,314	$6,213,569